Exhibit 28(h)(31) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

Fifth Amendment to the Fund Accounting Agreement

This Amendment is made as of September 1, 2010 to the Fund Accounting Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, October 23, 2009 and January 13, 2010, between the Funds listed on Schedule I of the Agreement, as amended and restated by Exhibit A attached hereto (each a "Fund") and The Bank of New York Mellon (the "Bank").

WHEREAS, each Fund and the Bank wish to modify the provisions of the Agreement as set forth below;

NOW THEREFORE, each the Fund and the Bank agree to the following amendment.

I.  The Agreement hereby is amended by deleting Schedule I thereto and substituting the Schedule I attached hereto as Exhibit A.

II.  The Agreement hereby is amended by deleting the Fee Schedule for Non-Money Market Funds and substituting the Fee Schedule for Non-Money Market Funds attached hereto as Exhibit B.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

On behalf of each of the Funds indicated on Schedule I attached hereto as Exhibit A

By:  /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Peter D. Holland
Name:  Peter D. Holland
Title:  Managing Director

Exhibit A

Fund Accounting Agreement
Schedule I
As amended and restated by the Amendment
dated September 1, 2010

A.           Non-Money Market Funds

Federated Enhanced Treasury Income Fund
Federated Global Equity Fund
Federated Global Macro Bond Fund
Federated Intermediate Municipal Trust
Federated Market Opportunity Fund
Federated MDT Stock Trust
Federated Michigan Intermediate Municipal Trust
Federated Municipal High Yield Advantage Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund

B.           Money Market Funds

Federated Automated Government Cash Reserves
Federated Capital Reserves Fund
Federated Government Obligations Tax Managed Fund
Federated Government Reserves Fund
Federated Municipal Trust
Federated U.S. Treasury Cash Reserves

Exhibit B

Fund Accounting Agreement
NON-MONEY MARKET FEE SCHEDULE
As amended and restated by the Amendment
dated September 1, 2010

FUND ACCOUNTING AND ADMINISTRATION

Accounting/Administration Fee:	2 basis points per annum per Fund on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

0.50 of a basis point on the remainder over $1 billion

Subject to the following:
For:	Federated MDT Stock Trust
Federated Market Opportunity Fund
Federated Enhanced Treasury Income Fund
                                                    Federated Global Equity Fund
Federated Global Macro Bond Fund

Minimum Fee:	$125,000 per annum per Fund
Maximum Fee:	$300,000 per annum per Fund

For:         Federated Intermediate Municipal Trust
Federated Michigan Intermediate Municipal Trust
Federated Municipal High Yield Advantage Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund

Minimum Fee:                                           $100,000 per annum per Fund
Maximum Fee:                                           $300,000 per annum per Fund

Multiple Share Class:	$500 per month for each share class in excess of two

Dual Book Accounting Fee:	$5,000 per annum per Fund, to be billing semi-annually

New funds will be billed at the above fees but shall be waived during the first 6 months or until the fund reaches $100,000,000, whichever is sooner.  For funds with less than $100,000,000 in assets, the following waivers apply:

0-3 months: 100% of fee waived
4-6 months: 50% of fee waived

This reduction is intended to provide relief to funds in the event that assets do not grow during the initial 6 months.  Assets from an “in kind” transfer, common trust conversion or transferred from another Federated Fund qualify as fund assets for purposes of the $100,000,000 asset base used to determine applicability of the above fee waiver.